Exhibit 1.2

                           OSWEGO COUNTY BANCORP, INC.
                            450,000 to 609,500 Shares

                                  COMMON STOCK
                           (Par Value $.0l Per Share)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT



                                ___________, 1999



Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
10th Floor
Arlington, Virginia 22209


Ladies and Gentlemen:

         Oswego County Bancorp, Inc., a Delaware corporation (the "Company"), Oswego County MHC, a New York State chartered mutual holding company ("MHC") and Oswego County Savings Bank, a New York State chartered mutual savings bank (the "Bank") (reference to the "Bank" includes the Bank in the mutual or stock form, as indicated by the context) with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm, jointly and severally, their agreement with Friedman, Billings, Ramsey & Co., Inc. ("FBR" or the "Agent"), as follows:

         Section 1. The Offering. The Bank, in accordance with its Plan of Reorganization from Mutual Saving Bank to Mutual Holding Company and Stock Issuance Plan adopted by its Board of Trustees and subsequently amended and restated (the "Plan"), intends to convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, and will issue all of its issued and outstanding capital stock to the Company. In addition, pursuant to the Plan, the Company will offer and sell up to 609,500 shares of its common stock, par value, $.01 per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Bank with account balances of $100.00 or more as of September 30, 1997 ("Eligible Account Holders"), (2) the Oswego County Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), (3) depositors of the Bank with account balances of $100.00 or more as of March 31, 1999 ("Supplemental Eligible Account Holders"), and (4) employees, officers and trustees of the Bank. To the extent Shares remain unsold in the Subscription Offering, the Company is offering for sale in a community offering (the "Community Offering" and when referred to together with the Subscription Offering, the "Subscription and Community Offering"), the Shares



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not so subscribed for or ordered in the Subscription Offering to members of the general public, with preference given to natural persons residing Oswego County ("Other Subscribers"), (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers arrangement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Reorganization." The Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price").

         In connection with the Reorganization and pursuant to the terms of the Plan as described in the Prospectus (as hereinafter defined), immediately following the consummation of the Reorganization, subject to the approval of the members of Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute newly issued Common Stock equal to 4% of such Shares sold in the Reorganization to the Oswego County Charitable Foundation (the "Foundation") such shares hereinafter being referred to as the ("Foundation Shares").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-69959) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares and the Foundation Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include all exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

         In accordance with the rules and regulations of the New York State Bank Department (the "Department") and the rules and regulations of the Federal Deposit Insurance Corporation ("FDIC") (the "MHC Regulations"), the Bank has filed with the Department and the FDIC, a Notice of Intent to Convert to Stock Form (the "Notice") and an Application for Approval of a Mutual Savings Bank Holding Company Reorganization (the "MHC Application"), including the Prospectus and the Reorganization Valuation Appraisal Report prepared by RP Financial, LC (the "Appraisal") and has filed such amendments thereto as may have been required by the Department and the FDIC. The Bank has also filed an Application for Merger ("Merger Application") with the FDIC pursuant to Section 18(c) of the Federal Deposit Insurance Act. The Notice, the MHC Application and the Merger Application are collectively referred to as the "Reorganization Applications." In addition,

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the Company has filed with the Federal Reserve Bank of New York ("Federal
Reserve Bank") its application on Form Y-3 (the "Holding Company Application") to acquire the Bank and to become a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

         Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, the MHC and the Bank hereby appoint FBR as their Agent to consult with and advise the Bank, and to assist the Company with the solicitation of subscriptions and purchase orders for Shares, in connection with the Company's sale of Common Stock in the Subscription and Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, FBR hereby accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. In connection with the Subscription and Community Offering, FBR will render the following services: (i) act as the financial advisor to the Bank; (ii) create marketing materials and formulate a marketing plan; (iii) conduct training for all trustees and employees of the Bank in connection with their role in the stock offering process; (iv) manage the information stock center by staffing it with FBR personnel to assist interested stock subscribers and by keeping records of all stock orders; and (v) provide general advisory services including capital management strategies, dividend policy and mergers and acquisitions strategies for a period of one year following the completion of the Offering.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription Offering, unless the Company and the Agent agree in writing to extend such period and the FDIC and the Department agree to extend the period of time in which the Shares may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Shares.

         If any of the Shares remain available after the expiration of the Subscription and Community Offering, at the request of the MHC, the Company and the Bank, the Agent will seek to form a syndicate of registered broker or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. FBR will endeavor to limit the aggregate fees to be paid by the MHC, the Company and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment. The Agent will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Shares.

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         In the event the Company is unable to sell at least the minimum of the
Shares, as set forth on the cover page of the Prospectus (or such lesser amount approved by the Department and the FDIC), within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the MHC, the Company and the Bank as set forth in this Section 2 and Sections 6, 8 and 9 hereof and the obligations of the Agent as provided in Sections 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares or other offers to purchase Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If at least the total minimum of Shares, as set forth on the cover page of the Prospectus (or such lesser amount approved by the Department and the FDIC), are sold, the Company agrees to issue or have issued the Shares sold and to release for delivery certificates for such Shares at the Closing Date against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Elias, Matz, Tiernan & Herrick L.L.P., at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Shares. One or more certificates for Shares shall be delivered in such denomination or denominations and registered in such name or names as FBR requests. Notwithstanding the foregoing, certificates for Shares purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Date at such office as the Agent shall designate. The date upon which the Company shall release for delivery all of the Shares, in accordance with the terms hereof, is herein called the "Closing Date."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares.

         In addition to reimbursement of the expenses specified in Section 6 hereof, the Agent will receive the following compensation for its services hereunder:

         (a) a management fee of $20,000 (the "Management Fee") (in recognition of services already provided by FBR, the Bank will make advance payment to FBR of the Management Fee, which Management Fee shall be credited against the Marketing Fee (as defined below)); FBR is entitled to the Management Fee irrespective of any termination or abandonment of the Plan or the Reorganization for any reason; and

         (b) a marketing fee of $100,000 payable in immediately available funds at the Closing Date (the "Marketing Fee").

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 11(a) hereof or the Plan or Reorganization is terminated or abandoned by the Company or the Bank,


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no fee other than the Management Fee shall be payable by the Bank to FBR;
provided, however, the Bank shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 6 hereof.

         Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offering at the Purchase Price.

         Section 4. Representations and Warranties of the Company, the MHC and the Bank. The Company, the MHC and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

         (a) The Registration Statement which was prepared by the Company, the MHC and the Bank and filed with the Commission was declared effective by the Commission on _________, 1999. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement contained all statements that were required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the MHC or the Bank or the Foundation contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company, the MHC or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company, the MHC, the Bank or the Foundation contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company, the MHC or the Bank for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "Our Corporate Change and Stock Offering-Marketing


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                  Arrangements" or statements in or omissions from any Sales
                  Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

         (b) The Notice and MHC Applications which were prepared by the Company, the MHC and the Bank and filed with the Department and the FDIC were approved by the Department on _________, 1999, including the waiver of certain provisions of the MHC Regulations specified in such approval with respect to the establishment of and contribution to the Foundation, and the related Prospectus has been authorized for use by the Department. The Merger Application was filed with the FDIC on __________, 1999 pursuant to the Bank Merger Act, and approved by the FDIC on _______, 1999. The FDIC has issue a letter of intent not to object to the Notice and MHC Application. At the time of the approval of the MHC Application, including the Prospectus (including any amendment or supplement thereto), by the Department and at all times subsequent thereto until the Closing Date, the MHC Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the MHC Regulations, except to the extent waived in writing by the Department. The Reorganization Applications, including the Prospectus (including any amendment or supplement thereto), do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Notice and MHC Application under the caption "Our Corporate Change and Stock Offering-Marketing Arrangements" or statements in or omissions from any sales information.

         (c) The Holding Company Application for approval pursuant to the BHCA and the regulations promulgated thereunder, has been prepared by the Bank, the MHC and the Company in material conformity with the requirements of the BHCA and the regulations promulgated thereunder and has been filed with the Federal Reserve Bank. A conformed copy of the Holding Company Application has been delivered to the Agent. As of the Closing Date, approval of the Company's acquisition of the Bank will have been obtained from the Federal Reserve Bank.

         (d) No order has been issued by the Department or the FDIC (hereinafter any reference to the FDIC shall include the BIF) preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the


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                  Reorganization is, to the best knowledge of the Company, the
                  MHC or the Bank, pending or threatened.

         (e) As of the Closing Date, the MHC will be duly organized and will be validly existing as a New York State chartered mutual holding company under the laws of the State of New York, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; as of the Closing Date, the MHC will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Company, MHC and Bank taken as a whole; as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect and the MHC will be in compliance therewith in all material respects; as of the Closing Date, the MHC will be duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company, MHC and Bank considered as one enterprise.

         (f) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

         (g) At the Closing Date, the Plan will have been adopted by the Boards of Trustees of the Company, the MHC and the Bank and approved by the members of the Bank, and the offer and sale of the Shares and all actions in connection with the contribution to the Foundation will have been conducted in all material respects in accordance with the Plan, the MHC Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the MHC or the Bank by the Department, the FDIC, the Commission, the Federal Reserve Bank or any other regulatory authority and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the Department or the FDIC in approving the Plan or the Reorganization Applications or of the Federal Reserve Bank in approving the Holding Company Application pursuant to any applicable statute or regulation.

         (h) The Bank has been organized and is a validly existing New York State chartered savings bank in mutual form of organization and upon the Reorganization will become a duly organized and validly existing New York State chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has


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                  obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; the Bank is existing under the laws of the federal government and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a New York
                  State chartered stock savings bank, (ii) all of the issued and outstanding capital stock of the Bank will be owned by the Company, (iii) the Company will have no direct subsidiaries other than the Bank, and (iv) the Company will be a majority-owned subsidiary of the MHC. The Reorganization will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, the Department and FDIC resolutions or letters of approval, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the Commission, the Department, the FDIC and the Federal Reserve Bank, if any, will have been complied with by the Company, the MHC and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.


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         (j)      The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank.

         (k) The Bank is a member of the Federal Home Loan Bank of New York ("FHLB-New York"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened. Upon consummation of the Reorganization, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the MHC Regulations.

         (l) The Company, the MHC and the Bank have good and marketable title to all real property and good title to all other assets material to the business of the Company, the MHC and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company, the MHC and the Bank, taken as a whole; and all of the leases and subleases material to the business of the Company, the MHC and the Bank, taken as a whole, under which the Company, the MHC or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

         (m) The Company and the Bank have received an opinion of their special counsel, Elias, Matz, Tiernan & Herrick L.L.P., with respect to the federal income tax consequences of the Reorganization and the opinions of KPMG LLP with respect to New York State income tax consequences of the Reorganization and the federal income tax consequences of the proposed establishment of, and contribution to, the Foundation; all material aspects of the opinions of Elias, Matz, Tiernan & Herrick L.L.P., and KPMG LLP are accurately summarized in the Registration Statement and will be accurately summarized in the Prospectus; and further represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete.

         (n) The Company, the MHC and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company, and to issue and contribute the Foundation Shares and any related cash contribution, subject to satisfaction of conditions imposed by the Department, the FDIC and the Federal Reserve Bank in connection with their respective approvals of the Reorganization Applications and the Holding Company Application as the case may be. The consummation of the Reorganization, the execution, delivery and


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                  performance of this Agreement and the consummation of the
                  transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank and this Agreement has been validly executed and delivered by the Company, the MHC and the Bank and is the valid, legal and binding agreement of the Company, the MHC and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings bank holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

         (o) The Company, the MHC and the Bank are not in violation of any directive received from the Department, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Department and the FDIC) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company, the MHC or the Bank, threatened, which might materially and adversely affect the Reorganization, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Company, the MHC and the Bank, or which would materially affect their properties and assets.

         (p) The financial statements, schedules and notes related thereto which are included in the Prospectus fairly present the balance sheet, income statement, statement of changes in equity and cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Department and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with its supervisory and regulatory


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                  authorities. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments described therein have been properly applied on the basis described therein.

         (q) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company, the MHC or the Bank considered as one enterprise, or in the earnings, capital or properties of the Company, the MHC or the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Bank nor has the Company, the MHC or the Bank issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company, the MHC or the Bank; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its net worth; (v) there has been no material adverse change in the Company's, the MHC's or the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's, the MHC's or the Bank's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus there has been no material change in management of the Company, the MHC or the Bank, neither of which has any material undisclosed liability of any kind, contingent or otherwise; (vii) the Company, the MHC or the Bank has not sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company, the MHC or the Bank is not in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Company, the MHC and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) neither the Company, the MHC nor the Bank has any material contingent liabilities, except as set forth in the Prospectus. All documents made available to or delivered or to be made available to or delivered by the Bank, the MHC or the Company or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and other members of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Bank, the MHC, the Company or their representatives, to the best knowledge of the Bank, the MHC and the Company, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

         (r) As of the date hereof and as of the Closing Date, neither the Company, the MHC nor the Bank is (i) in violation of its certificate of incorporation or charter or bylaws, respectively (and the Bank will not be in violation of its charter or bylaws in capital stock form upon consummation of the Reorganization), or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank and this Agreement has been validly executed and delivered by the Company, the MHC and the Bank and is a valid, legal and binding Agreement of the Company, the MHC and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance (with the exception of the liquidation account established in the Reorganization) upon any of the assets of the Company, the MHC or the Bank pursuant to the certificate of incorporation of the Company or the charter and bylaws of the Bank and the MHC (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company, the MHC or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Company, the MHC or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company, the MHC and the Bank on a consolidated basis; or (iii) with the exception of the liquidation account established in the Reorganization, result in the creation of any material lien, charge or encumbrance upon any property of the Company, the MHC or the Bank.

         (s) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, the MHC or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company, the MHC or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition or results of operations of the Company, the MHC and the Bank on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company, the MHC and the Bank, threatened any action or proceeding wherein the Company, the MHC or the Bank would or might be alleged to be in default thereunder.

         (t) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares and the Foundation Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares or the Foundation Shares; and the terms and provisions of the Shares and the Foundation Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company, the MHC and the Bank, upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Company to the purchasers thereof (or the Foundation, as appropriate) against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         (u) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the

                  Department, the FDIC, the Federal Reserve Bank and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and or The Nasdaq Stock Market.

         (v) KPMG LLP which has certified the audited financial statements and schedules of the Bank included in the Prospectus, has advised the Company, the MHC and the Bank in writing that they are, with respect to the Company, the MHC and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the Department and the FDIC.

         (w) RP Financial LC, which has prepared the Appraisal as of ___________, 1999 (as amended or supplemented, if so amended or supplemented), has advised the Company in writing that it is independent of the Company, the MHC and the Bank within the meaning of the MHC Regulations and the BHCA.

         (x) The Company, the MHC and the Bank have timely filed all required federal, state and local tax returns; the Company, the MHC and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (y) The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (z) To the knowledge of the Company, the MHC and the Bank, neither the Company, the MHC, the Bank nor employees of the Company, the MHC or the Bank have made any payment of funds of the MHC, the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         (aa) Prior to the Reorganization, neither the Company, the MHC nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company, the MHC and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery to the Company if all Shares are sold.

         (bb) The Company, the MHC and the Bank have not relied upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Reorganization.

         (cc) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

         (dd) Any certificates signed by an officer of the Company, the MHC or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, the MHC or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         (ee) The Foundation has been or will be duly incorporated and is or will be validly existing as a private charitable foundation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 1841 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; to the knowledge of the Bank, the MHC and the Company, all approvals required to establish the Foundation and to contribute the Foundation Shares thereto and cash in an amount equal to 4.0% of the Shares sold in the Offering have been obtained as described in the Prospectus; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral or otherwise, between the Company, the MHC, and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the shares of Common Stock to be contributed by the Company to the Foundation; the Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable.

         Section 5. Covenants of the Company, the MHC and the Bank. The Company, the MHC and the Bank hereby jointly and severally covenant with FBR as follows:

         (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (b) The MHC and Bank will not, at any time after the Reorganization Applications are approved by the Department and the FDIC, file any amendment or supplement to such Reorganization Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (c) The Company will not, at any time before the Holding Company Application is approved by the Federal Reserve Bank, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (d) The Company, the MHC and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Reorganization Applications to be approved by the Department and the FDIC and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Reorganization Applications have been approved by the Department and the FDIC; (iii) any comments from the Commission, the Department, the FDIC or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the Department, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or the Reorganization Applications or for additional information; (v) of the issuance by the Commission, the Department, the FDIC or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company, the MHC or the Bank under the MHC Regulations, or other applicable law, or the threat of any such action; (vi) the issuance by the Commission, the Department, the FDIC or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company, the MHC and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the Department, the FDIC or any state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

         (e) The Company, the MHC and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the MHC Application, the Notice, the Merger Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company, the MHC and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD and "blue sky" filings.

         (f) The Company, the MHC and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

         (g) The Company, the MHC and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Reorganization, and the transactions contemplated thereby, including those conditions relating to the operation of the Foundation, imposed by the Commission, the Department, the FDIC or the MHC Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company, the MHC and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Department, the FDIC or the Federal Reserve Bank or the MHC Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company, the MHC or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company, the MHC and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company, the MHC and the Bank will immediately so inform the Agent and prepare and file, at their own expense, with the Commission, the Department and the FDIC and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company, the MHC and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

         (i) The Company, the MHC and the Bank will take all necessary actions, in cooperating with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, trustees and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the MHC Regulations to be sold or as the Agent and the Company, the MHC and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its trustees or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

         (j) The Company, the MHC and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any Common Stock other than the Shares or the Foundation Shares or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

         (k) The Company shall register its Common Stock under Section 12(g) of the 1934 Act on or prior to the Closing Date pursuant to the Plan and shall request that such registration be effective prior to or upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by the Department or the FDIC.

         (l) During the period during which the Company's Common Stock is registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934
                  Act).

         (m) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the Department, the FDIC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company, MHC or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non confidential information concerning the Company, the MHC or the Bank as the Agent may reasonably request.

         (n) The Company, the MHC and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How We Intend to Use the Proceeds."

         (o) Other than as permitted by the MHC Regulations, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company, the MHC nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

         (p) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and (ii) list and maintain quotation of the Shares on a national or regional securities exchange or on the Nasdaq Stock Market effective on or prior to the Closing Date.

         (q) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

         (r) The Company will promptly take all necessary action to register as a bank holding company under the BHCA within 180 days of the Closing Date.

         (s) The Company, the MHC and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

         (t) Neither the Company, the MHC nor the Bank will amend the Plan without notifying the Agent prior thereto.

         (u) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects. The Agent shall be entitled to rely on such information and shall have no liability in respect of its reasonable reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

         (v) Prior to the Closing Date, the Company, the MHC and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (w) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the Company, the MHC nor the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Bank, taken as a whole.

         (x) The facts and representations provided to Elias, Matz, Tiernan & Herrick L.L.P., by the Bank, the MHC and the Company and upon which Elias, Matz, Tiernan & Herrick L.L.P., will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

         (y) The Company, the MHC and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under
                  Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company, the MHC and the Bank will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company, the MHC nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

         Section 6. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Company is consummated, the Company, the MHC and the Bank jointly and severally agree to pay or reimburse the Agent for all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement, the Reorganization Applications and the Holding Company Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Shares to the purchasers in the Offering, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, accountants, conversion agent, appraiser and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(i) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offering and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank, the MHC or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank, the MHC or the Company pursuant to this Section without the prior approval of the Bank or the Company.

         The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, (ii) legal fees and expenses of the Agent's counsel and (iii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees, provided that should the expenses in clauses (ii) and/or (iii) above exceed $50,000 in the aggregate, the Company must approve such expenses above that amount for FBR to be reimbursed. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 6 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

         Section 7. Conditions to the Agent's Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company, the MHC and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, the MHC and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the Company, the MHC and the Bank shall have conducted the Reorganization in all material respects in accordance with the Plan, the MHC Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the Department, the FDIC and the Federal Reserve Bank.

         (b) The Registration Statement shall have been declared effective by the Commission and the Reorganization Applications shall be approved by the Department and the FDIC not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to the Company's, the MHC's or the Bank's knowledge, threatened by the Commission, the Department, the FDIC, the Federal Reserve Bank or any state authority.

         (c)      At the Closing Date, the Agent shall have received:

                  (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Elias, Matz, Tiernan & Herrick L.L.P., special counsel for the Company, the MHC and the Bank, in form and substance to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing as a corporation under the laws of the State of Delaware.

                                    (ii) The Company has corporate power and
                           authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                                    (iii) The Bank has been organized and is a
                           validly existing New York State chartered savings bank in capital stock form of organization, authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the outstanding capital stock of the Bank upon completion of the Reorganization will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                                    (iv) The Bank is a member of the FHLB-New
                           York. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the captions "Our Corporate Change and Stock Offering-Effects of the Corporate Change-Depositors Rights if We Liquidate," to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurately described in all material respects.

                                    (v) The MHC has been duly organized and is
                           validly existing as a New York State chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

                                    (vi) Upon consummation of the Reorganization
                           and the issuance of Foundation Shares to the Foundation immediately upon completion thereof subject to compliance with all conditions imposed upon the Foundation and the contribution thereof by the Department and the FDIC under the terms of the Departments approval order and the FDIC's no objection letter, in an amount as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been issued prior to the Closing Date; at the time of the Reorganization, the Shares subscribed for pursuant to the Offering and the Foundation Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares and the Foundation Shares is not subject to preemptive rights and the terms and provisions of the Shares and the Foundation Shares conform in all material respects to the description thereof contained in the Prospectus. To such counsel's Actual Knowledge, upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred by the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                                    (vii) The execution and delivery of this
                           Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Foundation Shares, have been duly and validly authorized by all necessary action on the part of the Company, the MHC and the Bank; and this Agreement is a valid and binding obligation of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions, the deposits of which are insured by the FDIC and their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions and their holding companies, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (viii) The MHC Application (including
                           therewith, the establishment of the Foundation and the contribution of the Foundation Shares thereto) and the Notice have been approved by the Department and the FDIC, the Merger Application has been approved by the FDIC, and the Prospectus has been authorized for use by the Department. The Federal Reserve Bank has approved the Holding Company Application and issued its order of approval under the bank holding company provisions of the BHCA, the purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Department and the FDIC, and no action has been taken, and to such counsel's Actual Knowledge none is pending or threatened, to revoke any such authorization or approval.

                                    (ix) The Plan and the establishment and
                           funding of the Foundation has been duly adopted by the required vote of the trustees of the Company, the MHC and the Bank, and based upon the certificate of the inspector of election, by the members of the Bank.

                                    (x) Subject to the satisfaction of the
                           conditions to the Department's and the FDIC's approval of the Reorganization and the Federal Reserve Bank's approval of the Holding Company Application, no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the Foundation Shares and the consummation of the Reorganization, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the Nasdaq Stock Market (as to which no opinion need be rendered). To such counsel's Actual Knowledge, the Reorganization has been consummated in all material respects in accordance with MHC Regulations, except that no opinion is rendered with respect to (a) the MHC Application, the Registration Statement or Prospectus, which are covered by other clauses of this opinion, (b) the satisfaction of the post-Reorganization conditions in the MHC Regulations or in the Department or FDIC approvals of the MHC Application and the Federal Reserve Bank's approval of the Holding Company Application, (c) the securities or "blue sky" laws of various jurisdictions, and (d) the rules and regulations of the NASD and or the Nasdaq Stock Market.

                                    (xi) The Registration Statement is effective
                           under the 1933 Act, and no stop order suspending the effectiveness has been issued under the

                           1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

                                    (xii) At the time the MHC Application,
                           including the Prospectus contained therein, and the Notice and Merger Application were approved by the Department and the FDIC, the MHC Application, including the Prospectus contained therein, and the Notice and Merger Application complied as to form in all material respects with the requirements of the MHC Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                                    (xiii) At the time that the Registration
                           Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the MHC Regulations and applicable law.

                                    (xiv) The terms and provisions of the Shares
                           of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

                                    (xv) There are no legal or governmental
                           proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to such counsel's Actual Knowledge, all pending legal and governmental proceedings to which the Company, the MHC, the Bank or the Foundation is a party or of which any of their property is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the Company's, the MHC's or the Bank's business, are, considered in the aggregate, not material.

                                    (xvi) To such counsel's Actual Knowledge,
                           there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the MHC Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the MHC Application, the Registration Statement or the Prospectus. The description in the MHC Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

                                    (xvii) To such counsel's Actual Knowledge,
                           the Company, the MHC and the Bank have conducted the Reorganization, in all material respects, in accordance with all applicable requirements of the Plan and applicable law, except that no opinion is rendered with respect to (a) the MHC Application, the Registration Statement or Prospectus, which are covered by other clauses of this opinion, (b) the satisfaction of the post-Reorganization conditions in the MHC Regulations or in the Department and FDIC approvals of the MHC Application and the Federal Reserve Bank's approval of the Holding Company Application, (c) the securities or "blue sky" laws of various jurisdictions, and (d) the rules and regulations of the NASD and the Nasdaq Stock Market. The Plan complies in all material respects with all applicable federal laws, rules, regulations, decisions and orders including, but not limited to, the MHC Regulations; no order has been issued by the Department, the Commission, the FDIC, the Federal Reserve Bank or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the Department, the Commission, the FDIC, the Federal Reserve Bank or any state authority and no person has sought to obtain regulatory or judicial review of the final action of the Department, the FDIC or the Federal Reserve Bank, approving the Plan, the MHC Application, the Holding Company Application or the Prospectus.

                                    (xviii) To such counsel's Actual Knowledge,
                           the Company, the MHC, and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC and the Bank are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse effect on the business or operations of the Bank, the MHC and the Company taken as a whole.

                                    (xix) To such counsel's Actual Knowledge,
                           neither the Company, the MHC nor the Bank is in violation of its certificate of incorporation and bylaws or its Charter and bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company, the MHC and the Bank on a consolidated basis; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank are subject (other than the establishment of the liquidation account); and, such action will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the Charter or bylaws of the MHC or the Bank or, to such counsel's Actual Knowledge, result in any violation of any applicable federal law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD need be rendered) or order or court order, writ, injunction or decree.

                                    (xx) The Company's certificate of
                           incorporation and bylaws comply in all material respects with the General Corporation Laws of the State of Delaware. The Bank's and MHC's charter and bylaws comply in all material respects with the rules and regulations of the Department.

                                    (xxi) To such counsel's Actual Knowledge,
                           neither the Company, the MHC nor the Bank is in violation of any directive from the Department or the FDIC to make any material change in the method of conducting its respective business.

                                    (xxii) The information in the Prospectus
                           under the captions "How We Are Regulated," "Our Corporate Change and Stock Offering," "Certain Restrictions on Acquisition of Oswego County Bancorp and Oswego County Savings" and "Description of Capital Stock of Oswego County Bancorp," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Reorganization process under the caption "Our Corporate Change and Stock Offering" in the Prospectus has been reviewed by such counsel and fairly describes such process in all material respects. The discussion of statutes or regulations described or referred to in the Prospectus are accurate summaries and fairly present the information required to be shown. The information under the caption "Our Corporate Change and Stock Offering-Tax Effects of the Corporate Change and Stock Offering" has been reviewed by such counsel and fairly describes the opinions rendered by

                           Elias, Matz, Tiernan & Herrick L.L.P., and KPMG LLP to the Company, the MHC and the Bank with respect to such matters.

                                    (xxiii) The Foundation has been duly
                           incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a bank holding company within the meaning of BHCA as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the Foundation Shares and cash amounts thereto as described in the Prospectus other than those set forth in the Department approval order or the FDIC non-objection letter; the Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable.

                                    In addition, such counsel shall state that
                           during the preparation of the Reorganization
                           Applications, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of the Company, the MHC and the Bank, at which conferences the contents of the Reorganization Applications, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Reorganization Applications, the Registration Statement or the Prospectus, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their view (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company, the MHC and the
                           Bank), nothing has come to their attention that would lead them to believe that the Reorganization Applications, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or trustees of the Company, the MHC and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal, New York and Delaware law.

With respect to matters involving the application of New York and Delaware law, such counsel may rely, to the extent it deems proper and as specified in its opinion, solely upon the opinion of local counsel. The opinion of Elias, Matz, Tiernan & Herrick L.L.P., shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the MHC or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Reorganization or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the MHC or the Bank.

         The favorable opinion, dated as of the Closing Date and addressed to the Agent and for their benefit, of the Bank's local counsel, in form and substance to the effect that, to the best of such counsel's knowledge, (i) the Company, the MHC and the Bank have good and marketable title to all properties and assets which are material to the business of the Company, the MHC and the Bank and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company, the MHC and the Bank considered as one enterprise; (ii) all of the leases and subleases material to the business of the Company, the MHC and the Bank under which the Company, the MHC and the Bank hold properties, as described in the Registration Statement and Prospectus, are in full force and effect; and
(iii) the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank.

                  (d) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date, of Breyer & Associates PC, the Agent's counsel, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon the opinions of counsel to the Company, the MHC and the Bank, and as to matters of fact, upon certificates of officers and trustees of the Company, the MHC and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Principal Financial and/or Accounting Officer of the Company, the MHC and the Bank in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company, the MHC or the Bank, independently, or of the Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in
                           Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company, MHC and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Reorganization; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company, the MHC or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Reorganization, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, the MHC or the Bank, threatened by the Department, the Commission, the FDIC, the Federal Reserve Bank or any state authority; and (viii) to the best knowledge of the Company, the MHC or the Bank, no person has sought to obtain review of the final action of the Department or the FDIC approving the Plan.

                  (f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company, the MHC or the Bank independently, or of the Company, the MHC and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company, the MHC or the Bank shall not have received from the Department or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company, the MHC and the Bank taken as a whole; (iii) the Company, the MHC and the Bank shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the MHC or the Bank, threatened against the Company, the MHC or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company, the MHC and the Bank taken as a whole; and
                           (v) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, the MHC and the Bank.

                  (g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from KPMG LLP dated as of the date of the Prospectus and addressed to the
                           Agent: (i) confirming that KPMG LLP is a firm of independent public accounts within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the Department and the FDIC and stating in effect that in its opinion the financial statements, schedules and related notes of the Bank as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Department and the FDIC and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Trustees and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Department and the FDIC and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the Bank; or (c) there was any decrease in the net assets of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause
                           (ii) of this subsection (g), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

                  (h) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by KPMG LLP in the letter delivered by it pursuant to subsection (g) of this Section 7, the "specified date" referred to in clause (ii) of subsection (g) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (i) At the Closing Date, the Agent shall receive a letter from RP Financial LC, dated the date thereof and addressed to counsel for the Agent (i) confirming that said firm is independent of the Company, the MHC and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of applicable regulations of the Department and the FDIC, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Department and the FDIC, and (iii) further stating that their opinion of the aggregate pro forma market value of the Company, the MHC and the Bank expressed in their Appraisal dated as of ___________, 1999, and most recently updated, remains in effect.

                  (j) The Company, the MHC and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Company, the MHC or the Bank other than debt incurred in relation to the purchase of Shares by the Bank's Eligible Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in FBR's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the Department and the FDIC approving the Reorganization Applications and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) certificate from the State of Delaware evidencing the incorporation and good standing of the Company; (iv) a certificate from the FDIC evidencing the Bank's insurance of accounts;
                           (iv) a certificate from the Department evidencing the corporate existence of the Bank and the MHC; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vi) a certificate of the FHLB-New York evidencing the Bank's membership thereof; (vii) a copy of the letter from the Federal Reserve Bank approving the Company's Holding Company Application; (viii) a copy of the Bank's New York State stock charter; and (ix) a copy of the Company's Delaware certificate of incorporation; and (x) a copy of the MHC's New York State charter.

                  (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, federal or state savings institutions or a general moratorium on the withdrawal of deposits from commercial banks or federal or state savings institutions declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgement, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares and the issuance of the Foundation Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the MHC or the Bank in connection with the Reorganization and the sale of the Shares and the issuance of the Foundation Shares as herein contemplated shall be satisfactory in form and substance to FBR and its counsel.

         Section 8.  Indemnification.

                  (a) The Company, the MHC and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and trustees, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, from and against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), the Holding Company Application or any instrument or document executed by the Company, the MHC or the Bank or based upon written information supplied by the Company, the MHC or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, trustees and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, the MHC or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company, the MHC or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), the Holding Company Application, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that no indemnification is required under this paragraph (a) to the extent (1) such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Our Corporate Change and Stock Offering-Marketing Arrangements", (2) any settlement by the Agent is effected without the prior written consent of the Company, the MHC or the Bank, and (3) that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's gross negligence or willful misconduct; and, provided further, that such indemnification shall be to the extent permitted by the Commissioner, the Department, the FDIC and the Federal Reserve Bank.

                  (b) The Agent agrees to indemnify and hold harmless the Company, the MHC and the Bank, their trustees and officers and each person, if any, who controls the Company, the MHC or the Bank within the meaning of
                           Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the MHC, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that the Agent's obligations under this
                           Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Applications (or any amendments or supplements thereto), or any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Our Corporate Change and Stock Offering-Marketing Arrangements". The indemnification provided for in this Section 8 (b) shall not be applicable (1) with respect to any loss, liability, claim, damage, or expense whatsoever if it is determined by final judgment of a court having jurisdiction over the matter that such loss, liability, claim, damage or expense was primarily a result of the Company's, the MHC's or the Bank's willful misconduct or gross negligence or (2) to any settlement by any such party effected without the prior written consent of the Agent.

                  (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) In addition to, and without limiting, the provisions of Section (8)(a) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or
                           Section 20 of the 1934 Act or any of its partners, directors, officers and employees is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of their respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

                  (e)      The agreements contained in this Section 8 and in
                           Section 9 hereof and the representations and warranties of the Company, the MHC and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of agent or their officers, trustees or controlling persons, agent or employees or by or on behalf of the Company, the MHC or the Bank or any officers, trustees or controlling persons, agent or employees of the Company, the MHC or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the MHC, the Bank or the Agent, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the MHC, the Bank or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company, the MHC and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, the MHC and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MHC and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the MHC, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the MHC and the Bank under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's, the MHC or the Bank's officers and trustees and each person, if any, who controls the Agent or the Company or the MHC or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company, the MHC or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the MHC, the Bank and the Agent and the representations and warranties and other statements of the Company, the MHC, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the MHC, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the MHC, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11.  Termination.

                  (a) The Agent may terminate this Agreement, by notice to the Company, the MHC and the Bank, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC or the Bank, or the Company, the MHC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or orders, for the sale of the Shares; (iii) or if trading generally on either the New York Stock Exchange or Nasdaq-Amex Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities;
                           (iv) if any condition specified in Section 7 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company MHC or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Shares; (vi) if in the Agent's good faith opinion, the price for the Shares established by the Company is not reasonable or equitable under then prevailing market conditions; or (vii) if the Reorganization is not consummated on or prior to ____________, 1999.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2, 6, 8 and 9 hereof and the provisions of Sections 8 and 9 hereof shall survive any termination of this Agreement.

                  (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company, the MHC and the Bank shall be notified promptly by telephone, confirmed in writing.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street

North, 10th Floor, Arlington, Virginia 22209, Attention: [NAME], [TITLE] (with a copy to Breyer & Associates PC, Attention: John F. Breyer, Esq.) and, if sent to the Company, the MHC and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company, the MHC and the Bank at 44 East Bridge Street, Oswego, New York 13126, Attention: [NAME], [TITLE] (with a copy to Elias, Matz, Tiernan & Herrick L.L.P., Attention: Jack Soukenik, Esq.).

         Section 13. Parties. The Company, the MHC and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the MHC or the Bank, when the same shall have been given by the undersigned or any other officer of the Company, the MHC or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the MHC, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company, the MHC and the Bank. At the closing, the Company, the MHC and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of ___________.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

         Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

                                                     Very truly yours,


OSWEGO COUNTY BANCORP, INC.                          OSWEGO COUNTY SAVINGS BANK



By Its Authorized                                    By Its Authorized
Representative:                                      Representative:



_________________________________________            ________________________
Gregory J. Kreis                                     Gregory J. Kreis
Director, President and Chief Executive              Director, President and
Officer                                              Chief Executive
                                                     Officer

OSWEGO COUNTY MHC



By Its Authorized
Representative:



_________________________________________
Gregory J. Kreis
Director, President and Chief Executive
Officer


Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By Its Authorized
Representative:


_________________________________________

                                                                       EXHIBIT A

                           SELECTED DEALERS' AGREEMENT

                           OSWEGO COUNTY BANCORP, INC.
                   Up to 609,500 Shares (Anticipated Maximum)
                           (Par Value $.01 Per Share)


______________, 1999


Gentlemen:

         We have agreed to Oswego County Bancorp, Inc., a Delaware corporation (the "Company"), Oswego County MHC, a New York State chartered mutual holding company ("MHC") and Oswego County Savings Bank, a New York State chartered mutual savings bank (the "Bank"), in connection with the offer and sale of up to 609,500 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued in connection with the Plan (as defined herein). The total number of shares of Common Stock to be offered may be decreased to a minimum of 450,500 shares, or increased to a maximum of 700,925 shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed prospectus dated __________, 1999 (the "Prospectus").

         The Common Stock is being offered in accordance in accordance with the Plan of Reorganization from Mutual Saving Bank to Mutual Holding Company and Stock Issuance Plan adopted by the Board of Trustees of the Bank and subsequently amended and restated (the "Plan"), pursuant to which the Bank intends to convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, and will issue all of its issued and outstanding capital stock to the Company. Pursuant to the Plan, the Company is offering to certain of the Bank's depositors, its tax qualified employee benefit plans and trustees, and officers and employees of the Bank the right to subscribe for the Common Stock in a subscription offering (the "Subscription Offering"). To the extent Common Stock is not subscribed for in the Subscription Offering, such Common Stock may be offered to certain members of the general public, in a public offering and/or direct community offering (the "Public Offering," and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription/Public Offering") to be commenced concurrently with the Subscription Offering. It is currently anticipated by the Bank, the Company and the MHC that any Common Stock not subscribed for in the Subscription/Public Offering will be offered in a syndicated public offering (the "Syndicated Public Offering"). The Subscription/Public Offering and the Syndicated Public Offering are hereinafter referred to collectively as the "Offerings," and the conversion of the Bank from mutual to stock form, the formation of the mutual holding company, the acquisition of all of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the "Reorganization." The Offering is further being conducted in accordance with the regulations of the

New York State Department of Bank, the Federal Deposit Insurance Corporation and the Federal Reserve Bank, subject to the restrictions contained in the Plan.

         The Common Stock is being offered in the Syndicated Public Offering by broker/ dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Company ("Approved Brokers").

         We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock in the Syndicated Public Offering and we will pay you a fee in the amount of up to ____________ percent (___%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized-designation of your firm on the order form or forms or summary record, in the event indications of interest are solicited (the "Purchase Record") accompanying funds transmitted for payment therefor to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the Closing Date of the offering, we will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock or the Purchase Record must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form for the Purchase Record should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Oswego County Bancorp, Inc."

         This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation on Free-Riding and Withholding and Rule 2740 of the NASD's Rules of the Association, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Rules as if they were NASD members, and Rule 2420 of such Rules as it applies to non-member brokers or dealers in a foreign country.

         Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

         We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each selected dealer that is not a $______ net capital reporting broker/dealer agrees that it will not use a sweep arrangement and that it will transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form or mailing of such confirmation in the event indications of interest are solicited.

         We and each selected dealer further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before twelve noon Eastern time of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event
(i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such conformation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward the Purchase Record together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in
(b) is adopted, our customers' funds are not required to be in their accounts until the debit date.

         Unless earlier terminated by us, this Agreement shall terminate upon the Closing Date of the Offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Reorganization.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of New York.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, 10th Floor, Arlington, Virginia 22209. The enclosed duplicate copy will evidence the agreement between us.

                                          FRIEDMAN, BILLINGS, RAMSEY & CO., INC.




                                          By: __________________________________

                                              James R. Kleeblatt
                                              Managing Director



CONFIRMED AS OF:

______________, 1999.



__________________________________
           (Name of Dealer)


By:  __________________________________

Its: __________________________________